Exhibit 99.1

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
September 12, 2011

PRESIDENTIAL REALTY RECEIVES DELISTING NOTICE FROM NYSE AMEX

Presidential Realty Corporation, a real estate investment trust whose Class B common stock is currently traded on the NYSE AMEX LLC (the “Exchange”) today announced that by letter dated September 6, 2011, it had received notice (the “Notice”) from the staff of the NYSE Amex LLC (the “Exchange”) of the intent of the Exchange to strike the Class B common stock of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission (the “SEC”) pursuant to Section 1009(d) of the NYSE Amex LLC Company Guide (the “Company Guide”).  On June 17, 2011, the Company received a letter from that Exchange that the Company is not in compliance with the Exchange’s continued listing standard set forth in Section 1003(a)(iii) of the Exchange’s Company Guide due to having stockholders’ equity of less than $6,000,000 at March 31, 2011 and losses from continuing operations in its five most recent fiscal years ended December 31, 2010.  In accordance with the Company Guide, the Company submitted a plan of compliance on July 13, 2011, and provided supplemental updates on August 4, 22 and 23, 2011.  After review of the plan of compliance, the Exchange Staff stated in the Notice that the Company “does not make a reasonable demonstration in the Plan of its ability to regain compliance with Section 1003(a)(iii).”

After careful consideration of its alternatives, the Company has determined not to appeal the Exchange’s decision to delist its Class B common stock.  Therefore, on September 13, 2011, the Exchange’s determination will become final. The Exchange will then suspend trading in the Company’s Class B common stock and submit an application to the SEC to strike the Company’s common stock from listing on the Exchange and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company will then be deemed registered under Section 12(g) of the Exchange Act and will continue to file periodic and other reports pursuant to the requirements of the Exchange Act. As the Company has not entered into any strategic transaction, it intends to move forward with completing its plan of liquidation.

After the Company’s Class B common stock is delisted, the Company cannot predict whether any trading market, including any over-the-counter trading market, for the Company’s Class B common stock will develop or be sustained.  The Company’s Class A common stock currently trades in the over-the-counter market under the symbol PDNLA.

About Presidential Realty
Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.  On January 20, 2011, Presidential stockholders approved a plan of liquidation, which provides for the sale of all of the Company’s assets over time and the distribution of the net proceeds of sale to the stockholders after satisfaction of the Company’s liabilities.

Forward-Looking Statements
Certain statements made in this press release that are not historical fact may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management, including the timing of the delisting of the Company’s Class B Common Stock from the NYSE Amex LLC, as well as the timing of the Company’s plans to effect the plan of liquidation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, the following:

•
the risk that management may not be able to execute the sale of all or substantially all of the Company’s assets and complete the plan of liquidation, either through a sale of individual assets or in a strategic transaction;

•	the risk that the proceeds from the sale of the assets may be substantially below the Company’s estimates;
•	the risks that the proceeds from the sale of the assets may not be sufficient to satisfy the Company’s obligations to its current and future creditors;
•
the risk and expense of stockholder litigation with respect to the plan of liquidation or other possible transactions affecting the Company and other unforeseeable expenses relating to the liquidation;

•	disruption resulting from the liquidation process making it more difficult to maintain relationships with customers or employees;
•
continuing generally adverse economic and business conditions, which, among other things (a) affect the demand for retail and office space at properties owned by the Company and (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties;

•
continuing adverse conditions in the real estate markets, which affect the ability of the Company or the joint venture in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	general risks of real estate ownership and operation;
•	governmental actions and initiatives;
•	environmental and safety requirements; and

•	the Company’s ability to continue as a real estate investment trust (“REIT”).

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
180 South Broadway
White Plains, NY 10605
(914) 948-1300 Ext 101
EMAIL – jjoseph@presrealty.com

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